Exhibit 4

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying consolidated balance sheets of Development Bank of Japan and its subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, changes in net assets , and cash flows for the years then ended, all expressed in Japanese yen. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Bank of Japan and its subsidiaries as of March 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying consolidated financial statements.

/s/ Misuzu Audit Corporation

Misuzu Audit Corporation

Tokyo, Japan

June 26, 2007

Development Bank of Japan

CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Assets
Cash and Due from banks (Note 3(a))	¥40,264	¥28,187	$341,083
Reverse Repurchase Agreements (Note 4)	223,829	150,003	1,896,058
Money Held in Trust (Note 27)	90,805	28,422	769,212
Securities (Notes 4, 13 and 27)	420,860	433,021	3,565,101
Loans (Note 5)	12,089,812	12,873,226	102,412,647
Other Assets (Note 6)	53,262	203,896	451,183
Tangible Fixed Assets (Note 7)	35,778	36,169	303,077
Intangible Fixed Assets (Note 7)	1	1	15
Deferred Charges on Bonds and Notes	—	2,610	—
Customers’ Liabilities for Acceptances and Guarantees	273,965	161,567	2,320,756
Allowance for Loan Losses (Note 8)	(146,626)	(199,702)	(1,242,067)
Allowance for Investment Losses	(3,093)	(31,462)	(26,205)

Total Assets	¥13,078,861	¥13,685,943	$110,790,860

	Millions of yen		Thousands of U.S. dollars
	2007	2006	2007
Liabilities and Net Assets
Liabilities
Bonds and Notes (Note 9)	¥2,671,644	¥2,261,799	$22,631,468
Borrowings (Note 10)	7,923,935	9,004,474	67,123,556
Other Liabilities (Notes 11 and 24)	192,475	211,104	1,630,459
Allowance for Bonus Payments	1,617	1,658	13,703
Allowance for Employee Retirement Benefits (Note 22)	29,558	30,887	250,386
Acceptances and Guarantees (Note 12)	273,965	161,567	2,320,756

Total Liabilities	¥11,093,197	¥11,671,492	$93,970,328

Net Assets
Capital	¥1,272,286	¥1,272,286	$10,777,518
Retained Earnings (Note 14)	809,898	734,637	6,860,636

Total Equity	¥2,082,184	¥2,006,923	$17,638,154
Net Unrealized Gain on Available-for-sale Securities, Net of Taxes (Note 27(3))	¥21,539	¥3,415	$182,463
Net Deferred Hedge Losses on hedges, Net of Taxes (Note 6)	(122,294)	—	(1,035,957)

Total Revaluation and Translation Adjustments	¥(100,754)	¥3,415	$(853,494)
Minority Interests	4,234	4,111	35,872

Total Net Assets	¥1,985,663	¥2,014,450	$16,820,532

Total Liabilities and Net Assets	¥13,078,861	¥13,685,943	$110,790,860

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2007	2006	2007
Revenue
Interest Income	¥329,480	¥367,600	$2,791,021
Interest on Loans	325,844	365,949	2,760,220
Interest and Dividends on Securities	2,450	1,640	20,757
Interest on Reverse Repurchase Agreements	707	6	5,992
Interest on Due from banks	92	4	784
Other Interest Income	385	0	3,268
Fees and Commissions (Note 15)	4,051	2,430	34,321
Other Operating Income (Note 16)	—	4	—
Other Ordinary Income (Note 17)	62,325	33,782	527,961
Collection of Written-off Claims	5,875	7,414	49,769
Gains on Sales of Fixed Assets	0	653	1

Total Revenue	¥401,732	¥411,885	$3,403,073

Expenses
Interest Expense	¥236,812	¥271,421	$2,006,034
Interest on Bonds and Notes	33,973	30,920	287,792
Interest on Borrowings	179,674	221,070	1,522,017
Other Interest Expense	23,164	19,430	196,225
Fees and Commissions (Note 18)	65	54	554
Other Operating Expenses (Note 19)	2,038	1,737	17,271
General and Administrative Expenses	25,354	25,825	214,774
Other Ordinary Expenses (Note 20)	61,445	20,368	520,504
Losses on Impairment of Fixed Assets (Note 21)	—	337	—
Losses on Sales of Fixed Assets	56	12	479

Total Expenses	¥325,772	¥319,757	$2,759,616

Earnings before Income Taxes	¥75,960	¥92,128	$643,457

Income Taxes (Note 3(n))	¥672	¥23	$5,696
Current	661	2	5,607
Deferred	10	20	89

Minority Interests in Net Earnings	27	(125)	233

Net Earnings	¥75,260	¥92,231	$637,528

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2007	2006	2007
Cash Flows from Operating Activities
Earnings before Income Taxes	¥75,960	¥92,128	$643,457
Depreciation and Amortization	779	851	6,606
Losses on Impairment of Fixed Assets (Note 21)	—	337	—
Amortization of Goodwill	(20)	(1)	(175)
Change in Allowance for Loan Losses	(47,168)	(17,699)	(399,562)
Change in Allowance for Investment Losses	(44)	10,847	(378)
Change in Allowance for Bonus Payments	(40)	6	(342)
Change in Allowance for Employee Retirement Benefits	(1,329)	(1,330)	(11,265)
Interest Income-Accrual Basis	(329,480)	(367,600)	(2,791,021)
Interest Expense-Accrual Basis	236,713	271,421	2,005,200
Net Gains and Losses on Securities	47,077	(1,411)	398,794
Net Gains and Losses on Money Held in Trust	(1,349)	(965)	(11,429)
Net Gains and Losses on Foreign Exchanges	(0)	(0)	(4)
Net Gains and Losses on Sale of Fixed Assets	56	(641)	477
Net Change in Loans	773,633	918,698	6,553,438
Net Change in Bonds and Notes	410,555	266,582	3,477,808
Net Change in Borrowings	(1,080,539)	(1,210,325)	(9,153,233)
Net Change in Reverse Repurchase Agreements	(73,825)	(42,004)	(625,378)
Interest Income-Cash Basis	334,315	375,742	2,831,979
Interest Expense-Cash Basis	(236,130)	(274,817)	(2,000,254)
Other	(80,579)	(1,011)	(682,586)

Sub-total	28,583	18,807	242,132
Refund of (Payments for) Income Taxes	294	(795)	2,493

Net Cash provided by (used in) Operating Activities	28,877	18,012	244,625

Cash Flows from Investing Activities
Payments for Purchases of Securities	(314,948)	(89,980)	(2,667,926)
Proceeds from Redemption of Securities	357,050	50,349	3,024,566
Payments for Money Held in Trust	(64,674)	(25,525)	(547,857)
Proceeds from Money Held in Trust	3,609	2,205	30,575
Payments for Purchases of Fixed Assets	(445)	(188)	(3,774)
Proceeds from Sale of Fixed Assets	2	700	18
Payments for Purchases of Subsidiaries (affecting the scope of consolidation)	90	7	762

Net Cash (used in) provided by Investing Activities	(19,317)	(62,431)	(163,636)

Cash Flows from Financing Activities
Capital Contribution from the Japanese Government	—	56,825	—
Payment to National Treasury	(1,179)	(2,836)	(9,990)
Dividends Paid to Minority Interests	—	(129)	—

Net Cash provided by Financing Activities	(1,179)	53,858	(9,990)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	0	0	1

Net Change in Cash and Cash Equivalents	8,381	9,439	70,999

Cash and Cash Equivalents at the Beginning of the Fiscal Year	27,869	18,429	236,079

Net Increase in Cash and Cash Equivalents Resulted from the newly Consolidation of Subsidiary	—	—	—

Cash and Cash Equivalents at the End of the Fiscal Year (Note 3(a))	¥36,250	¥27,869	$307,079

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

	Millions of yen
	Equity			Revaluation and translation adjustments
For the Fiscal Year ended March 31, 2006	Capital	Retained Earnings	Total Equity	Net Unrealized Gain(Loss) on Available- for- sale Securities, Net of Taxes	Net Deferred Hedge Losses on hedges, Net of Taxes	Total Revaluation and Translation Adjustments	Minority Interests	Total Net Assets
Balance at March 31, 2005	¥1,215,461	¥653,043	¥1,868,504	¥6,915	¥—	¥6,915	¥4,498	¥1,879,917

Net Earnings	—	92,231	92,231	—	—	—	—	92,231
Net Changes in Items other than Equity	56,825	(10,636)	46,189	(3,499)	—	(3,499)	(387)	42,303

Balance at March 31, 2006	¥1,272,286	¥734,637	¥2,006,923	¥3,415	¥—	¥3,415	¥4,111	¥2,014,450

	Millions of yen
	Equity			Revaluation and translation adjustments
For the Fiscal Year ended March 31, 2007	Capital	Retained Earnings	Total Equity	Net Unrealized Gain(Loss) on Available- for- sale Securities, Net of Taxes	Net Deferred Hedge Losses on hedges, Net of Taxes	Total Revaluation and Translation Adjustments	Minority Interests	Total Net Assets
Balance at March 31, 2006	¥1,272,286	¥734,637	¥2,006,923	¥3,415	¥—	¥3,415	¥4,111	¥2,014,450

Net Earnings	—	75,260	75,260	—	—	—	—	75,260
Net Changes in Items other than Equity	—	—	—	18,124	(122,294)	(104,170)	122	(104,047)

Balance at March 31, 2007	¥1,272,286	¥809,898	¥2,082,184	¥21,539	¥(122,294)	¥(100,754)	¥4,234	¥1,985,663

	Thousands of U.S. dollars
	Equity			Revaluation and translation adjustments
For the Fiscal Year ended March 31, 2007	Capital	Retained Earnings	Total Equity	Net Unrealized Gain(Loss) on Available- for- sale Securities, Net of Taxes	Net Deferred Hedge Losses on hedges, Net of Taxes	Total Revaluation and Translation Adjustments	Minority Interests	Total Net Assets
Balance at March 31, 2006	$10,777,518	$6,223,108	17,000,626	$28,933	$—	$28,933	$34,832	$17,064,391

Net Earnings	—	637,528	637,528	—	—	—	—	637,528
Net Changes in Items other than Equity	—	—	—	153,530	(1,035,957)	(882,427)	1,040	(881,387)

Balance at March 31, 2007	$10,777,518	$6,860,636	17,638,154	$182,463	$(1,035,957)	$(853,494)	$35,872	$16,820,532

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) and its consolidated subsidiaries in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards.

The consolidated financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances. Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥118.05=$1.00, the effective exchange rate prevailing as of March 31, 2007, has been used in the conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Basis of Consolidation

(a) Scope of Consolidation

The consolidated financial statements include the accounts of DBJ and its consolidated subsidiaries, DBJ Business Investment Co.,Ltd, DBJ Corporate Investment Fund (formerly DBJ Business Restructuring Fund prior to March, 2007), DBJ Technology and New Business Creation Fund, DBJ VALUE UP FUND, DBJ Structured Investment Fund, DBJ Corporate mezzanine partners Co.,Ltd., DBJ Credit Line Ltd., New Business Investment Co.,Ltd. and one limited liability partnership. The number of consolidated subsidiaries as of March 31,2007 and 2006 was 9 and 3, respectively.

In the fiscal year ended March 31, 2007, DBJ Corporate Investment Fund, DBJ Technology and New Business Creation Fund, DBJ VALUE UP FUND and DBJ Structured Investment Fund were newly consolidated, as DBJ adopted the new accounting standard, “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Association” (Accounting Standards board of Japan Report No.20, September 8, 2006) commencing with this period. Also, DBJ Credit Line, Ltd. and one limited liability partnership were newly consolidated on their establishment in the current year.

As of March 31, 2007, DBJ has 8 subsidiaries, Asuka DBJ Investment LPS, GAD financial Service Limited and certain other subsidiaries, which are neither consolidated nor accounted for by the equity method, because underlying interests in their assets, net earnings, retained earnings and deferred hedged gains and losses have no material impact on the consolidated financial statements of DBJ. As of March 31, 2006, the number of such subsidiaries was 2.

As of March 31, 2007, DBJ invests in 5 companies, Tomatoh, Inc., Shin Mutsu-Ogawara, Inc. and certain other companies, in which DBJ has over 50% ownership interest. These companies are not considered to be subsidiaries and consequently not consolidated because DBJ made those investments as part of its financing operations, which are DBJ’s primary business, and did not intend to obtain control over their operating and financing policies. As of March 31, 2006, the number of such companies was 2.

Though DBJ has 15 affiliates as of March 31, 2007, Technology Alliance Investment, Ltd., Japan Energy Investment Inc., Asuka DBJ Partners Co.,Ltd., Intellectual Properties Development & Investment, Bridgehead Co.,Ltd and certain other affiliates, the equity method is not applied to them, since underlying interests in their net earnings, retained earnings and deferred hedged gains and losses have no material impact on the consolidated financial statements of DBJ. As of March 31, 2006, the number of such affiliates was 4.

As of March 31, 2007, DBJ owns greater than 20% but less than a majority of voting stock of Nihonkai LNG Co., Ltd. and 36 other companies. These companies, however, are not considered to be affiliates because DBJ made these investments as part of its financing operations, which are DBJ’s primary business, and did not intend to obtain the ability to exercise significant influence on their operating and financing policies. As of March 31, 2006, the number of such companies was 31.

On consolidation, significant intercompany accounts, transactions and unrealized intercompany profits have been eliminated.

(b) Year-end Date of Consolidated Subsidiaries

Fiscal year-end of the consolidated subsidiaries is March 31.

(c) Valuation of Consolidated Subsidiaries’ Assets and Liabilities

Assets and liabilities of newly consolidated subsidiaries are measured at fair value as at the date of acquisition of control.

(d) Amortization of Goodwill

The differences between the fair value of net assets and the cost of the acquired subsidiary is being amortized on a straight-line basis over the estimated beneficial period. Minor differences are charged to income in the year of acquisition.

Effective from the year ended March 31, 2007, DBJ applied “Accounting standard for business combinations” (Accounting Standards issued on October 31, 2003 by the Business Accounting Council in Japan), “Accounting standard for business divestitures” (Accounting Standards Board of Japan Statement No.7) and “Implementation guidance on Accounting standard for business combinations and Accounting standard for business divestitures” (Accounting Standards Board of Japan Guidance No.10) both issued on December 27, 2005 by the Accounting Standards Board of Japan.

3. Summary of Significant Accounting Policies

(a) Cash and Cash Equivalents

“Cash and Cash Equivalents” in the consolidated statements of cash flows consist of cash on hand and due from banks.

The reconciliation between “Cash and Cash Equivalents” and “Cash and Due from banks” is as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2007	2006	2007
Cash and Due from Banks	¥40,264	¥28,187	$341,083
Time Deposits with Banks	(4,000)	(300)	(33,884)
Trust Money to Financial Agencies	(14)	(18)	(120)

Cash and Cash Equivalents	¥36,250	¥27,869	$307,079

(b) Securities

Held-to-maturity debt securities are stated at amortized cost on a straight-line basis, computed using the weighted average method. Available-for-sale securities with readily available market quotations are stated at market value (cost is calculated principally using the weighted average method), and other securities without market quotations are stated at cost or amortized cost computed using the weighted average method. Investments in limited partnerships and other similar partnerships are accounted for at the net amounts of DBJ’s underlying interests in their net earnings based on their most recent financial statements.

Unrealized gain and loss on available-for-sale securities are included in net assets, net of income taxes.

Securities which are held as trust assets in money held in trust accounts are valued in the same way as securities above.

Effective in the fiscal year ended March 31, 2006, DBJ applied the accounting treatment for other compound instruments which do not have the ability to increase paid-in capital (Guidelines on Implementation of Business Accounting Standard No. 12 issued by the Accounting Standards Board of Japan on March 30, 2006).

(c) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

•	Hedging Instruments: Interest Rate Swaps

Hedged Items            : Bonds and Notes, Borrowings, and Loans

•	Hedging Instruments: Foreign Currency Swaps

Hedged Items            : Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations on its assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regards to both interest rate swap contracts which meet the hedging requirements of accrual method*1 and foreign currency swap contracts which meet the hedging requirements of assignment method*2, under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to evaluate their hedge effectiveness periodically.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where foreign currency swaps are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a foreign currency swap is executed to hedge an existing foreign currency assets or liabilities, a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of operations in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a foreign currency swap is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(e) Fixed Assets

(i) Depreciation of Tangible Fixed Assets

Tangible Fixed Assets are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Amortization of Intangible Fixed Assets

Intangible Fixed Assets are amortized using the straight-line method.

(iii) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued “the Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses shall be recognized in the statement of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

DBJ has applied this standard from the fiscal year beginning April 1, 2005. In the banking industry, fixed assets are stated at cost less accumulated depreciation pursuant to the Enforcement Ordinance of the Banking Law for long term credit banks and the accumulated impairment losses are also deducted from the book value of each asset.

(f) Amortization of deferred charges

“Discounts on Bonds and Notes”, accounted as “Deferred Charges on Bonds and Notes” and “Premium on Bonds and Notes”, included in “Other Assets” on consolidated balance sheets respectively are amortized under the straight-line over the term of bonds and notes, and “Bonds and Notes Issuance Costs” are charged to income as incurred.

Although, the new standard, “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No. 19, August 11, 2006), is effective from the year ended March 31, 2007, discounts and premium on bonds and notes as of March 31, 2007 are amortized under the straight-line method over the term of the bonds and notes continuously by applying the tentative measure stipulated in this standard.

In accordance with the partial revision of “Accounting Standards for Financial Instruments” (the Business Accounting Deliberation Council, January 22, 1999) as of August 11, 2006(ASBJ Statement No. 10) and the application effective from the fiscal year and interim period ending upon or after the public announcement of such, DBJ adopted the revised accounting standard commencing in this fiscal year, and “Bonds and Notes” were stated at amortized cost (straight line method). As a result, “Discounts on Bonds and Notes”, accounted as “Deferred Charges on Bonds and Notes” decreased ¥3,951 million ($33,475 thousand), and “Premium on Bonds and Notes”, included in “Other Assets” decreased ¥1,632 million ($13,828 thousand), and “Bonds and Notes” increased and decreased such amounts.

(g) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(h) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal policies for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided for based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but likely to become bankrupt, and for which future cash flows cannot reasonably be estimated, is provided for at the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for as the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided for based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by the investment and lending departments and then by the Credit Risk Management Department, which is independent from the investment and lending departments based on internal policies for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees which are deemed uncollectible, have been written-off, and totalled ¥56,267 million ($476,643 thousand) and ¥95,546 million for the years ended March 31, 2007 and 2006, respectively.

The allowance for claims on debtors other than those described above was previously provided for using the estimated probability of default. From the March 31, 2007 fiscal year, the default rate is used to provide for the allowance, which is calculated based on the actual value of default experiences of the company. The calculation method has been changed because the historical data of actual default loans value have been accumulated.

As a result of this change, net earnings increased by ¥17,738 million ($150,263 thousand).

(i) Allowance for Investment Losses

“Allowance for Investment Losses” is provided for based on the estimated losses on investments.

(j) Allowance for Bonus Payments

“Allowance for Bonus Payments” is calculated and provided for based on the estimated amounts of future payment attributable to the services that have been rendered by employees and executive directors to the date of the balance sheets.

(k) Allowance for Employee Retirement Benefits

“Allowance for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at each fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(l) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those in which the ownership of leased equipment is substantially transferred to the lessee.

(m) Consumption tax

Income and expenses subject to consumption tax exclude related consumption taxes paid or received.

(n) Income Taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes. On the other hand, the consolidated subsidiaries are subject to income and local taxes.

Deferred income taxes are recorded based on differences between the tax bases of assets and liabilities and those as reported in the consolidated financial statements, using enacted tax rates which will be in effect when the differences are expected to reverse. The asset and liability method is used to determine deferred income taxes.

(o) Change of Accounting Policy

Effective from the year ended March 31, 2007, DBJ has applied “Accounting standards for presentation of net assets in the balance sheet (Accounting Standards Board of Japan Statement No.5)”, and “Implementaion guidance for Accounting standards for presentation of net assets in the balance sheet (Accounting Standards of Japan Guidance No.8)” both issued by the Accounting Standard Board of Japan on December 9, 2005.

The amounts corresponding to the conventional “Equity” in the consolidated balance sheet is ¥2,103,723 million ($17,820,617 thousand). DBJ presented its net assets in the consolidated balance sheet using the new standard as of March 31, 2006, retrospectively.

Furthermore, “Minority Interests” previously presented on the consolidated balance sheet between the liabilities section and the equity section is presented in “Net Assets”.

Additionally, the consolidated statements of changes in net assets for the fiscal year ended March 31, 2006 are presented under the new standard, retrospectively.

4. Securities

Securities as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Japanese Government Bonds	¥120,705	¥189,645	$1,022,495
Corporate Bonds	96,374	48,961	816,387
Equities	114,865	139,591	973,024
Other securities	88,914	54,822	753,195

	¥420,860	¥433,021	$3,565,101

Notes:	1.	Investments in subsidiaries and affiliates included in “Equities” as of March 31, 2007 and 2006 are ¥468 million ($3,969 thousand) and ¥205 million, respectively. And investments in subsidiaries and affiliates included in “Other securities” as of March 31, 2007 and 2006 are ¥13,498 million ($114,345 thousand) and ¥1,339 million, respectively.
	2.	Contingent liabilities for guarantees on corporate bonds, included in securities, which were issued by private placement (Article 2 Paragraph 3 of the Securities and Exchange Law) amounted to ¥130 million ($1,101 thousand) as of March 31, 2007.
	3.	There are no securities repledged as of March 31, 2007 and 2006 respectively, although securities accepted under repurchase agreements, can be sold or repledged. Securities neither sold nor repledged are ¥223, 829 million ($1,896,058 thousand) and ¥150,003 million, respectively.

5. Non-performing Loans

The amounts of non-performing loans included in “Loans” on the consolidated balance sheets as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Loans to Bankrupt Debtors	¥7,562	¥4,313	$64,064
Delinquent Loans	64,065	111,720	542,696
Loans Past Due Three Months or More	28	—	237
Restructured Loans	73,624	89,301	623,672

	¥145,280	¥205,335	$1,230,669

Notes:	1.	The amounts of loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) Loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulty.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, necessary funds up to the pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2007 and 2006 are ¥331,130 million ($2,805,222 thousand), including ¥97,695 million ($827,578 thousand) being financed within one year and ¥214,022 million, including ¥53,636 million being financed within one year, respectively.

6. Other Assets

Other assets as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Prepaid Expenses	¥99	¥103	$844
Accrued Income	48,068	52,155	407,188
Derivatives	3,316	3,083	28,095
Deferred Hedge Losses	—	146,698	—
Guarantee Deposits	426	411	3,613
Other	1,350	1,444	11,443

	¥53,262	¥203,896	$451,183

Notes:	1.	Deferred Hedge Losses are net unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥10,138 million and ¥156,837 million as of March 31, 2006, respectively.
	2.	From the year ended March 31, 2007, Deferred Hedge Losses are reclassified to “Net Assets”.
	3.	From the year ended March 31, 2007, Guarantee Deposits are reclassified from “Premises and Equipment” to “Other Assets”. Guarantee Deposits as of March 31, 2006 is presented using the new presentation standard, retrospectively.

7. Fixed Assets

Tangible fixed assets and intangible fixed assets as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Tangible Fixed Assets
Land	¥20,386	¥20,386	$172,695
Buildings	33,820	33,813	286,495
Equipment	1,926	1,973	16,320

	¥56,133	¥56,173	$475,510
Less- Accumulated Depreciation	(20,355)	(20,003)	(172,433)

Net Book Value	¥35,778	¥36,169	$303,077

Intangible Fixed Assets
Other	12	11	107

	¥12	¥11	$107
Less - Accumulated Amortization	(10)	(10)	(92)

Net Book Value	¥1	¥1	$15

Notes:	From the year ended March 31, 2007, Premises and Equipment are reclassified to Tangible and Intangible Fixed Assets. Tangible Assets and Intangible Fixed Assets as of March 31, 2006 are presented using the new presentation standard, retrospectively.

8. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
General Allowance for Loan Losses	¥96,933	¥120,170	$821,124
Specific Allowance for Loan Losses	49,692	79,532	420,943

	¥146,626	¥199,702	$1,242,067

9. Bonds and Notes

Bonds and notes as of March 31, 2007 and 2006 are as follows:

At March 31
Description of Bonds and Notes	Issue date	Currency and Amounts 2007 (In millions)	Interest rate (%)	Maturity date	Millions of yen				Thousands of U.S. dollars
					2007		2006		2007
Japanese Government-guaranteed Bonds 186*[1]	November 1996	—	2.90	November 2006	¥—		¥10,000 [10,000	]	$—
Japanese Government-guaranteed Bonds 1-16	August 2000- February 2007	JPY613,000	0.80 ~ 2.10	August 2010- December 2021	612,132		423,000		5,185,363
Japanese Government-guaranteed Foreign Bonds 65,67*[2]	December 1996- September 1998	JPY25,000	1.81 ~ 2.875	December 2006- September 2028	25,087		75,000 [50,000	]	212,516
Japanese Government-guaranteed Foreign Bonds 1-12	November 1999- February 2007	JPY 846,906 USD2,350 EUR750	1.05 ~ 6.875	June 2010- November 2026	846,906		664,389		7,174,131
Japanese Government-underwritten Bonds 186-211*[1]	May 1996- December 1998	JPY72,810	1.10 ~ 3.60	May 2005- December 2008	72,766 [33,250	]	109,410 [36,600	]	616,397 [281,660	]
FILP Agency Bonds 1-31*[3]	September 2001- March 2007	JPY1,115,000	0.40 ~ 2.63	September 2006- December 2036	1,114,753 [150,000	]	980,000 [100,000	]	9,443,061 [1,270,648	]

					¥2,671,644		¥2,261,799		$22,631,468

Notes:	1.

These bonds are government-guaranteed bonds and government-underwritten bonds issued by the Hokkaido-Tohoku Development Finance Public Corporation prior to the merger with the Japan Development Bank that formed DBJ.

	2.	These bonds are government-guaranteed bonds issued by the Japan Development Bank prior to the merger with the Hokkaido-Tohoku Development Finance Public Corporation that formed DBJ.
	3.	Fiscal Investment and Loan Program (FILP) Agency Bonds issued in Japanese domestic markets are not government-guaranteed.
	4.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

Scheduled redemptions of Bonds and Notes for each of the next five years as of March 31, 2007 are as follows:

Fiscal year ending in March 31,
2008	¥183,250	million	$1,552,308	thousand
2009	169,560		1,436,341
2010	110,000		931,809
2011	370,000		3,134,265
2012	423,621		3,588,488

10. Borrowings

Borrowings as of March 31, 2007 and 2006 are as follows:

	Average interest rate (%)	Due date of repayment	Millions of yen		Thousands of U.S. dollars
At March 31			2007	2006	2007
Borrowings
Long-term borrowings from Japanese government	1.92	December 2007 – November 2026	¥7,923,935	¥9,004,474	$67,123,556

			¥7,923,935	¥9,004,474	$67,123,556

Borrowings with maturities for each of the next five years as of March 31, 2007 are as follows:

Fiscal year ending in March 31,
2008	¥1,229,184	million	$10,412,409	thousand
2009	1,149,792		9,739,881
2010	977,618		8,281,390
2011	866,367		7,338,984
2012	832,097		7,048,689

11. Other Liabilities

Other liabilities as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Accrued Expenses	¥34,031	¥33,049	$288,278
Unearned Income	17,913	19,008	151,747
Deposits from Employees	153	150	1,300
Derivatives	133,847	156,590	1,133,820
Other	6,529	2,306	55,314

	¥192,475	¥211,104	$1,630,459

12. Acceptances and Guarantees

Acceptances and guarantees as of March 31, 2007 and 2006 are as follows:

At March 31	Millions of yen		Thousands of U.S. dollars
	2007	2006	2007
Guarantees	¥273,965	¥161,567	$2,320,756

	¥273,965	¥161,567	$2,320,756

13. Assets Pledged as Collateral

Securities pledged as collateral in Real Time Gross Settlement for bank deposits at the Bank of Japan are ¥120,705 million ($1,022,495 thousand) as of March 31, 2007, and ¥119,652 million as of March 31, 2006.

14. Retained Earnings

A portion of net earnings of the parent company calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law.

There were no payments to the National Treasury attributable to the year ended March 31, 2006.

At May 31, 2007, DBJ are due to pay to the National Treasury, ¥2,499 million ($21,177 thousand), attributable to the year ended March 31,2007, this was resolved at the board meeting held on May 10, 2007.

15. Fees and Commissions (Income)

Fees and commissions (income) for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Commissions	¥4,051	¥2,430	$34,321

	¥4,051	¥2,430	$34,321

16. Other Operating Income

Other operating income for the fiscal years ended March 31, 2007 and 2006 are as follows:

For the fiscal years ended March 31	Millions of yen		Thousands of U.S. dollars
	2007	2006	2007
Foreign exchange gains	¥—	¥4	$—

	¥—	¥4	$—

17. Other Ordinary Income

Other ordinary income for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Reversal of allowance for loan losses	¥47,133	¥17,699	$399,266
Gains on sales of equities and other securities	1,508	2,979	12,778
Gains on money held in trust	1,350	966	11,437
Other	12,333	12,135	104,480

	¥62,325	¥33,782	$527,961

18. Fees and Commissions (Expenses)

Fees and commissions (expenses) for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Wire transfer service charges	¥5	¥5	$49
Commissions	59	49	505

	¥65	¥54	$554

19. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Foreign exchange losses	¥129	¥3	$1,100
Bonds and notes issuance costs	1,521	777	12,887
Losses on derivative instruments	30	687	260
Other	356	268	3,024

	¥2,038	¥1,737	$17,271

20. Other Ordinary Expenses

Other ordinary expenses for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Provision for investment losses	¥112	¥10,802	$953
Write-off of Loans	2,982	5,350	25,263
Losses on sales of equities and Other securities	1	—	9
Write-off of equities	47,713	1,568	404,179
Losses on money held in trust	0	0	8
Other	10,635	2,646	90,092

	¥61,445	¥20,368	$520,504

Notes:	Losses on sale of loans included in “Other” are ¥890 million ($7,540 thousand) and ¥591 million for the fiscal years ended March 31, 2007 and 2006, respectively.

21. Losses on Impairment of Fixed Assets

Losses on impairment of fixed assets for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Losses on impairment of fixed assets	¥—	¥337	$—

	¥—	¥337	$—

The differences between the recoverable amount and the book value of the following assets were recognized as losses on impairment of fixed assets in the fiscal year ended March 31, 2006

Principal purpose of use	Type	Area	Losses (Millions of yen)
Idle assets	Land and premises, etc.	Nagano prefecture	4
		Kanagawa prefecture	332

DBJ recognize losses on impairment of fixed assets for idle assets. For the purpose of identifying impaired assets in such cases, the individual asset is assessed as a unit. The recoverable amount is calculated based on net realizable value. Net realizable value is calculated based on the appraisal value less estimated cost of disposal.

22. Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of welfare pension fund plan and lump-sum severance indemnity plan.

(a) The funded status of the pension plans is as follows:

		Millions of yen		Thousands of U.S. dollars
At March 31		2007	2006	2007
Projected Benefit Obligation	(A)	¥(44,460)	¥(45,000)	$(376,621)
Fair Value of Plan Assets	(B)	14,902	14,112	126,235

Unfunded Pension Obligation	(C)=(A)+(B)	(29,558)	(30,887)	(250,386)
Unrecognized Net Obligation at Transition	(D)	—	—	—
Unrecognized Net Actuarial Gains/Losses	(E)	—	—	—
Unrecognized Prior Service Cost	(F)	—	—	—

Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(29,558)	(30,887)	(250,386)
Prepaid Pension Cost	(H)	—	—	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(29,558)	¥(30,887)	$(250,386)

Notes:	The above Projected Benefit Obligations include a portion in which the pension fund manages on behalf of the Japanese Government welfare program.

(b) Component of Pension Cost

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Service Cost	¥1,400	¥1,417	$11,866
Interest Cost	897	880	7,606
Expected Return on Plan Assets	(493)	(119)	(4,184)
Amortization of Prior Service Cost	—	—	—
Amortization of Net Actuarial Gains/Losses	(861)	(1,315)	(7,302)
Amortization of Net Obligation at Transition	—	—	—
Other Costs	—	—	—

Net Pension Cost	¥942	¥864	$7,986

(c) Principal Assumptions Used

At March 31	2007	2006
Discount Rate	2.0%	2.0%
Expected Rate of Return on Plan Assets	3.50%	1.0%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to income immediately	Gains/losses are charged to income immediately

23. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is substantially transferred to the lessee)

	Millions of yen
	2007			2006
At March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥724	¥277	¥1,002	¥773	¥277	¥1,051
Less- Accumulated Depreciation Equivalents	(430)	(151)	(582)	(362)	(127)	(490)

Book Value Equivalents	¥294	¥125	¥419	¥410	¥149	¥560

	Thousands of U.S. dollars 2007
At March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$6,141	$2,347	$8,488
Less- Accumulated Depreciation Equivalents	(3,650)	(1,281)	(4,931)

Book Value Equivalents	$2,491	$1,066	$3,557

Future lease payments subsequent to the end of the fiscal years for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Due in One Year or Less	¥215	¥227	$1,825
Due after One Year	210	339	1,786

	¥426	¥566	$3,611

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31, 2007 amount to ¥246 million ($2,084 thousand), ¥237 million ($2,014 thousand) and ¥8 million ($70 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2006 are ¥305 million, ¥296 million and ¥10 million, respectively.

Notes:	1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.
	2.	Interest expense equivalents are defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the effective interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2007 and 2006.

24. Deferred Tax Assets and Liabilities

Deferred Tax Assets and Liabilities as of March 31, 2007 and 2006 consisted of the followings:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Deferred Tax Assets:
Net Losses Carryforwards	¥—	¥180	$—
Enterprise Tax Payable	57	0	484
Allowance for Investment Losses	259	142	2,195
Losses on Available-for-sale Securities	406	—	3,443
Other	51	62	438

Sub Total	774	386	6,560
Less- Valuation Allowance	(767)	(386)	(6,500)

Total Deferred Tax Assets	¥7	¥0	$60

Deferred Tax Liabilities:
Net Unrealized Gain on Available-for-sale Securities	(66)	(29)	(565)
Other	0	(20)	0

Total Deferred Tax Liabilities	(66)	(50)	(565)

Net Deferred Tax Assets (Liabilities)	¥(59)	¥(50)	$(505)

25. Segment Information

(a) Segment Information by Type of Business

DBJ and its consolidated subsidiaries are engaged in business such as private equity investment and fund management and other activities as well as banking business. Such segment information, however, is not presented, as the percentages of those activities are insignificant.

(b) Segment Information by Geographic Area

Segment information classified by geographic area is not presented, as there are no consolidated subsidiaries and offices located in countries or areas other than Japan.

(c) Ordinary Income from Overseas Entities

Ordinary income from overseas entities is omitted because the amount is below 10 percent of the consolidated ordinary income.

26. Derivative Transactions

1. Details Related to Transactions

(a) Details of Transactions

DBJ utilizes derivative financial instruments, which comprise interest rate swaps, currency swaps, forward foreign exchange contract and credit default swaps.

(b) Policy for Derivative Transactions

DBJ utilizes interest rate swaps, currency swaps and forward foreign exchange contract to reduce its exposure to market risks from fluctuations in interest rates and foreign currency exchange rates, and does not hold or issue derivative financial instruments for trading purposes. DBJ also utilizes credit default swaps as part of its “acceptances and guarantees on customers’ debt” business within the limit of a certain definite amount of risk.

(c) Purposes of Transaction

DBJ utilizes interest rate swaps to reduce its exposure to the risk of interest rate fluctuations associated with funding transactions, and foreign currency swaps to reduce its exposure to the risks of foreign currency exchange rate fluctuations associated with its loans and bonds denominated in foreign currencies. DBJ also utilizes credit default swaps as part of its “acceptances and guarantees on customers’ debt” business.

DBJ adopted the Japanese accounting standards for hedge accounting to interest rate swaps and foreign currency swaps as described below:

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations as the foreign currency swap contracts meet the hedging criteria under the Accounting Standard for Financial Instruments, are translated not at market but at contractual rates.

(ii) Hedging Instruments and Hedged Items

•	Hedging Instruments: Interest Rate Swaps

Hedged Items             : Bonds and Notes, Borrowings, and Loans

•	Hedging Instruments: Foreign Currency Swaps

Hedged Items             : Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations of the hedged assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regard to both of interest rate swap contracts which meet the hedging requirements of accrual method*1 and foreign currency swap contracts which meet the hedging requirements of assignment method*2 under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to evaluate their hedge effectiveness periodically.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where foreign currency swap are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a foreign currency swap is executed to hedge an existing foreign currency assets or liabilities,

a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of operations in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a foreign currency swap is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(d) Risks Involved in Derivatives Transactions

Derivatives involve the following risks:

(i) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(ii) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with the terms and conditions of contract governing the transactions due to the counterparty’s bankruptcy or deteriorating business conditions.

With regards to derivative transactions for hedging purpose, the market risk on derivatives is offset against the hedged transactions. As for credit risk, DBJ limits the counterparty to financial institutions highly rated by the credit rating agencies, and constantly monitors the cost of restructuring its transactions and creditworthiness of each counterparty. In addition, DBJ transacts with multiple counterparties to reduce credit risk. With regards to credit derivative transactions, DBJ holds credit risk of target debt itself in the transaction.

(e) Risk Management Policies for Derivatives

The treasury department enters into and monitors derivative transactions in accordance with the internal management policy, which defines the authorization procedures, including pre-approval by authorized personnel, and limits on derivative transactions. Also, total contract amount, total amount of risk, market value, and total amount of counterparties’ credit risk in the derivative transactions are reported to the directors in charge periodically.

(f) Supplementary explanation on Market Value of Derivatives

It should be noted that ‘Contract Value’ represents nominal contract value or notional principal amount used in determining the value of receipts or payments of interest, but this does not necessarily reflect the risks of derivative transactions themselves.

2. Information on Market Value of Derivatives

The market values of derivatives at March 31, 2007 and 2006 are as follows:

(a) Interest Rate-related Transactions

	Millions of yen
	2007
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥1,863,361	¥1,813,361	¥(13,458)	¥(13,458)
Receive Float/ Pay Fixed	1,863,361	1,813,361	4,219	4,219

	¥—	¥—	¥(9,239)	¥(9,239)

	Millions of yen
	2006
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥1,604,155	¥1,504,155	¥(44,226)	¥(44,226)
Receive Float/ Pay Fixed	1,604,155	1,504,155	37,654	37,654

	¥—	¥—	¥(6,572)	¥(6,572)

	Thousands of U.S. dollars
	2007
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	$15,784,507	$15,360,957	$(114,011)	$(114,011)
Receive Float/ Pay Fixed	15,784,507	15,360,957	35,741	35,741

	$—	$—	$(78,270)	$(78,270)

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations. Derivative transactions qualifying for hedge accounting are excluded from the tables above.
	2.	Market values for the over-the-counter transactions are based primarily on discounted present values.

(b) Currency-related Transactions

Millions of yen
2007
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Swaps	¥—	¥—	¥—	¥—
Forwards
Sold	¥—	¥—	¥—	¥—
Bought	2,410	—	53	53

	¥—	¥—	¥53	¥53

Millions of yen
2006
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Swaps	¥—	¥—	¥—	¥—
Forwards
Sold	¥—	¥—	¥—	¥—
Bought	—	—	—	—

	¥—	¥—	¥—	¥—

Thousands of U.S. dollars
2007
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Swaps	$—	$—	$—	$—
Forwards
Sold	$—	$—	$—	$—
Bought	20,418	—	450	450

	$—	$—	$450	$450

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations. Derivative transactions qualifying for hedge accounting are excluded from the tables above.
	2.	Market values for the over-the-counter transactions are based primarily on discounted present values.

(f) Credit Derivatives Transactions

	Millions of yen
	2007
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Credit Default Swap
Sold	¥697,877	¥697,877	¥130	¥130
Bought	579,827	579,827	130	130

	¥—	¥—	¥261	¥261

	Millions of yen
	2006
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Credit Default Swap
Sold	¥—	¥—	¥—	¥—
Bought	—	—	—	—

	¥—	¥—	¥—	¥—

	Thousands of U.S. dollars
	2007
	Contract Value			Unrealized Gain (Loss)
At March 31	Total	Over one year	Market Value
Over-the-Counter
Credit Default Swap
Sold	$5,911,714	$5,911,714	$1,109	$1,109
Bought	4,911,714	4,911,714	1,102	1,102

	$—	$—	$2,211	$2,211

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations.
	2.	Market values are based on the counterparties’ tendered price.
	3.	‘Sold’ means the underwriting of credit risk and ‘Bought’ means the transferring of credit risk.

27. Market Value of Securities and Money Held in Trust

Market value of Securities and Money held in Trust as of March 31, 2007 and 2006 are summarized below. The information about investments in subsidiaries and affiliates with market value is reported in the notes to non-consolidated financial statements.

1. Securities

(a) Trading Securities

Not applicable

(b) Held-to-maturity Debt Securities with market values

Millions of yen
2007
Unrealized Gain (Loss)
At March 31	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	44,280	44,458	178	282	(103)
Other	—	—	—	—	—

	¥44,280	¥44,458	¥178	¥282	¥(103)

Millions of yen
2006
Unrealized Gain (Loss)
At March 31	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	43,230	43,089	(140)	185	(326)
Other	—	—	—	—	—

	¥43,230	¥43,089	¥(140)	¥185	¥(326)

Thousands of U.S. dollars
2007
Unrealized Gain (Loss)
At March 31	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	$—	$—	$—	$—	$—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	375,095	376,609	1,514	2,390	(876)
Other	—	—	—	—	—

	$375,095	$376,609	$1,514	$2,390	$(876)

Notes:	Market value is based on the closing price at the respective fiscal year ends.

(c) Available-for-sale Securities with market values

	Millions of yen
	2007
			Unrealized Gain (Loss)
At March 31	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Equities	¥18,375	¥31,936	¥13,561	¥13,617	¥(55)
Bonds	128,902	128,682	(219)	282	(502)
Japanese Government Bonds	120,902	120,705	(196)	282	(479)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	8,000	7,977	(22)	—	(22)
Other	—	—	—	—	—

	¥147,277	¥160,619	¥13,341	¥13,899	¥(558)

	Millions of yen
	2006
			Unrealized Gain (Loss)
At March 31	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Equities	¥110	¥95	¥(15)	¥—	¥(15)
Bonds	194,226	192,543	(1,683)	32	(1,715)
Japanese Government Bonds	191,226	189,645	(1,580)	32	(1,613)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	3,000	2,897	(102)	—	(102)
Other	—	—	—	—	—

	¥194,337	¥192,638	¥(1,698)	¥32	¥(1,730)

	Thousands of U.S. dollars
	2007
			Unrealized Gain (Loss)
At March 31	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Equities	$155,657	$270,535	$114,878	$115,351	$(473)
Bonds	1,091,929	1,090,069	(1,860)	2,396	(4,256)
Japanese Government Bonds	1,024,161	1,022,494	(1,667)	2,396	(4,063)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	67,768	67,575	(193)	—	(193)
Other	—	—	—	—	—

	$1,247,586	$1,360,604	$113,018	$117,747	$(4,729)

Notes:            Book value above represent the market values determined based on the closing price at the respective fiscal year ends.

(d) Held-to-maturity Debt Securities sold

Millions of yen
2007
For the Fiscal Year ended March 31	Cost of securities sold	Proceeds from sales	Net Gain (Loss) on sales
Corporate Bonds	¥—	¥—	¥—

	¥—	¥—	¥—

Millions of yen
2006
For the Fiscal Year ended March 31	Cost of securities sold	Proceeds from sales	Net Gain (Loss) on sales
Corporate Bonds	¥349	¥349	¥—

	¥349	¥349	¥—

Thousands of U.S. dollars
2007
For the Fiscal Year ended March 31	Cost of securities sold	Proceeds from sales	Net Gain (Loss) on sales
Corporate Bonds	$—	$—	$—

	$—	$—	$—

(e) Available-for-sale Securities sold

	Millions of yen
	2007
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥4,372	¥1,543	¥34

	¥4,372	¥1,543	¥34

	Millions of yen
	2006
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥13,096	¥2,982	¥3

	¥13,096	¥2,982	¥3

	Thousands of U.S. dollars
	2007
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	$37,042	$13,072	$295

	$37,042	$13,072	$295

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market values are not readily determinable

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Held-to-maturity Debt Securities
Unlisted Corporate Bonds	¥15,620	¥783	$132,324
Available-for-sale Securities
Unlisted Equities	91,430	139,495	774,511
Unlisted Corporate Bonds	21,496	—	182,095
Other	98,344	56,873	833,078

	¥226,890	¥197,152	$1,922,008

(g) Change in Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with maturities and Held-to-maturity-Debt Securities

	Millions of yen
	2007
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥43,181	¥93,062	¥69,859	¥4,000
Japanese Government Bonds	19,995	50,575	50,134	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	2,996	—	—	—
Corporate Bonds	20,189	42,486	19,724	4,000
Other	—	—	—	—

	¥43,181	¥93,062	¥69,859	¥4,000

	Millions of yen
	2006
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥99,154	¥80,340	¥54,165	¥2,897
Japanese Government Bonds	90,120	50,360	49,165	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	9,033	29,980	5,000	2,897
Other	2,049	—	—	—

	¥101,203	¥80,340	¥54,165	¥2,897

	Thousands of U.S. dollars
	2007
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	$365,789	$788,327	$591,778	$33,884
Japanese Government Bonds	169,382	428,424	424,689	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	25,382	—	—	—
Corporate Bonds	171,025	359,903	167,089	33,884
Other	—	—	—	—

	$365,789	$788,327	$591,778	$33,884

2. Money Held in Trust

There is no Money Held in Trust held for the purpose of investment or held-to-maturity. Market value of Other Money Held in Trust (Money Held in Trust other than that stated above) is summarized below:

	Millions of yen
	2007
			Unrealized Gain (Loss)
At March 31	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Other Money Held in Trust	¥90,836	¥90,805	¥(31)	¥58	¥(90)

	Millions of yen
	2006
			Unrealized Gain (Loss)
At March 31	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Other Money Held in Trust	¥28,422	¥28,422	¥—	¥—	¥—

	Thousands of U.S. dollars
	2007
			Unrealized Gain (Loss)
At March 31	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Other Money Held in Trust	$769,478	$769,212	$(266)	$498	$(764)

3. Net Unrealized Gain on Available-for-sale Securities

The breakdown of net unrealized gain on Available-for-sale Securities is as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Net Unrealized Gain
Available-for-sale Securities	¥21,696	¥3,453	$183,788
Other Money Held in Trust	(62)	—	(524)
Add: Deferred Tax Assets (Less: Deferred Tax Liabilities)	(66)	(29)	(565)

	¥21,566	¥3,423	$182,689

Amount corresponding to Minority Interests	(26)	(8)	(226)

Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	¥21,539	¥3,415	$182,463

Notes:	Net unrealized gain included foreign currency translation adjustments on non-marketable securities denominated in foreign currency.

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying non-consolidated balance sheets of Development Bank of Japan as of March 31, 2007 and 2006, and the related non-consolidated statements of operations , changes in net assets for the years then ended, all expressed in Japanese yen. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of Development Bank of Japan as of March 31, 2007 and 2006, and the non-consolidated results of their operations for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying non-consolidated financial statements.

/s/ Misuzu Audit Corporation

Misuzu Audit Corporation

Tokyo, Japan

June 26, 2007

Development Bank of Japan

NON-CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Assets
Cash and Due from banks	¥34,110	¥27,804	$288,953
Reverse Repurchase Agreements (Note 3(3))	223,829	150,003	1,896,059
Money Held in Trust	27,836	28,422	235,805
Securities (Notes 3 and 10)	366,469	429,587	3,104,358
Loans (Note 4)	12,146,462	12,873,226	102,892,524
Other Assets (Note 5)	53,740	203,545	455,234
Tangible Fixed Assets (Note 6)	35,763	36,161	302,955
Intangible Fixed Assets (Note 6)	0	1	6
Deferred Charges on Bonds and Notes	—	2,610	—
Customers’ Liabilities for Acceptances and Guarantees	334,965	161,567	2,837,486
Allowance for Loan Losses (Note 7)	(146,742)	(199,702)	(1,243,050)
Allowance for Investment Losses	(2,456)	(31,111)	(20,811)

Total Assets	¥13,073,980	¥13,682,117	$110,749,518

	Millions of yen		Thousands of U.S. dollars
	2007	2006	2007
Liabilities and Net Assets
Liabilities
Bonds and Notes	¥2,671,644	¥2,261,799	$22,631,468
Borrowings	7,862,935	9,004,474	66,606,826
Other Liabilities (Note 8)	191,683	211,045	1,623,746
Allowance for Bonus Payments	1,617	1,658	13,703
Allowance for Employee Retirement Benefits	29,558	30,887	250,386
Acceptances and Guarantees (Note 9)	334,965	161,567	2,837,486

Total Liabilities	¥11,092,404	¥11,671,432	$93,963,615

Net Assets
Capital	¥1,272,286	¥1,272,286	$10,777,518
Retained Earnings (Note 11)	810,163	734,997	6,862,883
Other Retained Earnings	810,163	734,997	6,862,883
Statutory Reserve	1,076,594	1,068,918	9,119,816
Accumulated Deficit	(266,430)	(333,921)	(2,256,933)

Total Equity	¥2,082,449	¥2,007,283	$17,640,401
Net Unrealized Gain on Available-for-sale Securities	¥21,493	¥3,401	$182,072
Net Deferred Hedge Losses on hedges (Note 5)	(122,367)	—	(1,036,570)

Total Revaluation and Translation Adjustments	(100,873)	3,401	(854,498)

Total Net Assets	¥1,981,575	¥2,010,684	$16,785,903

Total Liabilities and Net Assets	¥13,073,980	¥13,682,117	$110,749,518

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2007	2006	2007
Revenue
Interest Income	¥329,710	¥367,824	$2,792,976
Interest on Loans	326,472	365,949	2,765,547
Interest and Dividends on Securities	2,449	1,864	20,751
Interest on Reverse Repurchase Agreements	707	6	5,992
Interest on Due from banks	80	4	679
Other Interest Income	0	0	7
Fees and Commissions (Note 12)	3,405	2,430	28,849
Other Operating Income (Note 13)	—	4	—
Other Ordinary Income (Note 14)	59,989	33,277	508,175
Collection of Written-off Claims	5,875	7,414	49,769
Gains on Sales of Fixed Assets	0	653	2

Total Revenue	¥398,982	¥411,604	$3,379,771

Expenses
Interest Expense	¥236,720	¥271,421	$2,005,256
Interest on Bonds and Notes	33,973	30,920	287,792
Interest on Borrowings	179,674	221,070	1,522,017
Interest on Swaps (net)	23,067	19,383	195,407
Other Interest Expense	4	47	40
Fees and Commissions (Note 15)	65	54	554
Other Operating Expenses (Note 16)	2,025	1,737	17,155
General and Administrative Expenses	25,015	25,602	211,902
Other Ordinary Expenses (Note 17)	59,933	19,758	507,695
Losses on Impairment of Fixed Assets (Note 18)	—	337	—
Losses on Sales of Fixed Assets	56	12	478

Total Expenses	¥323,815	¥318,924	$2,743,041

Net Earnings	¥75,166	¥92,679	$636,730

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

	Millions of yen
	Equity				Revaluation and translation adjustments
		Retained Earnings
For the Fiscal Year ended March 31, 2006	Capital	Statutory Reserve	Accumulated Deficit	Total Equity	Net Unrealized Gain (Loss) on Available-for-sale Securities	Net Deferred Hedge Losses on hedges	Total Revaluation and Translation Adjustments	Total Net Assets
Balance at March 31, 2005	¥1,215,461	¥1,027,021	¥(374,067)	¥1,868,415	¥6,662	¥—	¥6,662	¥1,875,077

Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	41,896	(41,896)	—	—	—	—	—
Net Earnings	—	—	92,679	92,679	—	—	—	92,679
Net Changes in Items other than Equity	56,825	—	(10,636)	46,189	(3,261)	—	(3,261)	42,928

Balance at March 31, 2006	¥1,272,286	¥1,068,918	¥(333,921)	¥2,007,283	¥3,401	¥—	¥3,401	¥2,010,684

	Millions of yen
	Equity				Revaluation and translation adjustments
For the Fiscal Year ended March 31, 2007	Capital	Statutory Reserve	Accumulated Deficit	Total Equity	Net Unrealized Gain (Loss) on Available-for-sale Securities	Net Deferred Hedge Losses on hedges	Total Revaluation and Translation Adjustments	Total Net Assets
Balance at March 31, 2006	¥1,272,286	¥1,068,918	¥(333,921)	¥2,007,283	¥3,401	¥—	¥3,401	¥2,010,684
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	7,675	(7,675)	—	—	—	—	—
Net Earnings	—	—	75,166	75,166	—	—	—	75,166
Net Changes in Items other than Equity	—	—	—	—	18,092	(122,367)	(104,275)	(104,274)

Balance at March 31, 2007	¥1,272,286	¥1,076,594	¥(266,430)	¥2,082,449	¥21,493	¥(122,367)	¥(100,873)	¥1,981,575

	Thousands of U.S. dollars
	Equity				Revaluation and translation adjustments
For the Fiscal Year ended March 31, 2007	Capital	Statutory Reserve	Accumulated Deficit	Total Equity	Net Unrealized Gain (Loss) on Available-for-sale Securities	Net Deferred Hedge Losses on hedges	Total Revaluation and Translation Adjustments	Total Net Assets
Balance at March 31, 2006	$10,777,518	$9,054,794	$(2,828,642)	$17,003,670	$28,811	$—	$28,811	$17,032,481

Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	65,022	(65,022)	—	—	—	—	—
Net Earnings	—	—	636,730	636,730	—	—	—	636,730
Net Changes in Items other than Equity	—	—	—	—	153,262	(1,036,570)	(883,308)	(883,308)

Balance at March 31, 2007	$10,777,518	$9,119,816	$(2,256,933)	$17,640,401	$182,072	$(1,036,570)	$(854,498)	$16,785,903

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards.

The financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥118.05=$1.00, the effective exchange rate prevailing as of March 31, 2007, has been used in the conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Summary of Significant Accounting Policies

(a) Securities

Held-to-maturity debt securities are stated at amortized cost, on a straight-line basis, computed using the weighted average method. Investments in subsidiaries are stated at cost computed using the weighted average method. Available-for-sale securities with readily available market quotations are stated at market value (cost is calculated principally using the weighted average method), and other securities without market quotations are stated at cost or amortized cost computed using the weighted average method. Investments in limited partnerships and other similar partnerships are accounted for at the net amounts of DBJ’s underlying interests in their net earnings based on their most recent financial statements.

Unrealized gains and losses on available-for-sale securities are included in net assets.

Securities which are held as trust assets in Money Held in Trust accounts are valued in the same way as securities above.

Effective in the fiscal year ended March 31, 2006, DBJ applied the accounting treatment for other compound instruments which do not have the ability to increase paid-in capital (Guidelines on Implementation of Business Accounting Standard No. 12 issued by the Accounting Standards Board of Japan on March 30, 2006).

(b) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value, except for certain derivatives that are designated as hedging instruments as discussed below.

(c) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

•	Hedging Instruments: Interest Rate Swaps

Hedged Items            : Bonds and Notes, Borrowings, and Loans

•	Hedging Instruments: Foreign Currency Swaps

Hedged Items            : Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations on its assets and liabilities within the outstanding asset and liability amounts.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regards to both interest rate swap contracts which meet the hedging requirements of accrual method*1 and foreign currency swap contracts which meet the hedging requirements of assignment method*2 under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to evaluate their hedge effectiveness periodically.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where foreign currency swap are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a foreign currency swaps is executed to hedge an existing foreign currency assets or liabilities, a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of operations in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a foreign currency swap is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(d) Fixed Assets

(i) Depreciation of Tangible Fixed Assets

Tangible Fixed Assets are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

    Buildings: 22 years to 50 years

    Equipment: 3 years to 20 years

(ii) Amortization of Intangible Fixed Assets

Intangible Fixed Assets are amortized using the straight-line method.

(iii) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued “the Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses shall be recognized in the statement of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

DBJ has applied this standard from the fiscal year beginning April 1, 2005. In the banking industry, fixed assets are stated at cost less accumulated depreciation pursuant to the Enforcement Ordinance of the Banking Law for long term credit banks and the accumulated impairment losses are also deducted from the book value of each asset.

(e) Amortization of deferred charges

“Discounts on Bonds and Notes”, accounted as “Deferred Charges on Bonds and Notes” and “Premium on Bonds and Notes”, included in “Other Assets” on non-consolidated balance sheets respectively are amortized under the straight-line over the term of bonds and notes, and “Bonds and Notes Issuance Costs” are charged to income as incurred.

Although, the new standard, “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No. 19, August 11, 2006), is effective from the year ended March 31, 2007, discounts and premium on bonds and notes as of March 31, 2007 are amortized under the straight-line method over the term of the bonds and notes continuously by applying the tentative measure stipulated in this standard.

In accordance with the partial revision of “Accounting Standards for Financial Instruments” (the Business Accounting Deliberation Council, January 22, 1999) as of August 11, 2006(ASBJ Statement No. 10) and the application effective from the fiscal year and interim period ending upon or after the public announcement of such, DBJ adopted the revised accounting standard commencing in this fiscal year, and “Bonds and Notes” were stated at amortized cost (straight line method). As a result, “Discounts on Bonds and Notes”, accounted as “Deferred Charges on Bonds and Notes” decreased ¥3,951 million ($33,475 thousand), and “Premium on Bonds and Notes”, included in “Other Assets” decreased ¥1,632 million ($13,828 thousand), and “Bonds and Notes” increased and decreased such amounts.

(f) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(g) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal policies for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided for based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but likely to become bankrupt for which future cash flows cannot reasonably be estimated, is provided for at the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for as the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided for based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by the investment and lending departments and then by the Credit Risk Management Department, which is independent from the investment and lending departments based on internal policies for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees which are deemed uncollectible, have been written-off, and totalled ¥56,267 million ($476,643 thousand) and ¥95,546 million for the years ended March 31, 2007 and 2006, respectively.

The allowance for claims on debtors other than those described above was previously provided for using the estimated probability of default. From the March 31, 2007 fiscal year, the default rate is used to provide for the allowance, which is calculated based on the actual value of default experiences of the company. The calculation method has been changed because the historical data of actual default loans value have been accumulated.

As a result of this change, net earnings increased by ¥18,900 million ($160,103 thousand).

(h) Allowance for Investment Losses

“Allowance for Investment Losses” is provided for based on the estimated losses on investments.

(i) Allowance for Bonus Payments

“Allowance for Bonus Payments” is calculated and provided for based on the estimated amounts of future payment attributable to the services that have been rendered by employees and executive directors to the date of the balance sheets.

(j) Allowance for Employee Retirement Benefits

“Allowance for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at each fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(k) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those in which the ownership of leased equipment is substantially transferred to the lessee, in which case the equipment is capitalized.

(l) Consumption tax

Income and expenses subject to consumption tax exclude related consumption taxes paid or received.

(m) Income taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes.

(n) Change of Accounting Policy

Effective from the year ended March 31, 2007, DBJ has applied “Accounting standards for presentation of net assets in the balance sheet (Accounting Standards Board of Japan Statement No.5)”, and “Implementaion guidance for Accounting standards for presentation of net assets in the balance sheet (Accounting Standards of Japan Guidance No.8)” both issued by the Accounting Standard Board of Japan on December 9, 2005.

The amounts corresponding to the conventional “Equity” in the non-consolidated balance sheet is ¥2,103,942 million ($17,822,473 thousand). DBJ presented its net assets in the non-consolidated balance sheet using the new standard as of March 31, 2006, retrospectively.

Furthermore, “Minority Interests” previously presented on the non-consolidated balance sheet between the liabilities section and the equity section is presented in “Net Assets”.

Additionally, the non-consolidated statements of changes in net assets for the fiscal year ended March 31, 2006 are presented under the new standard, retrospectively.

3. Securities

Securities as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Japanese Government Bonds	¥120,705	¥189,645	$1,022,495
Corporate Bonds	61,753	46,911	523,111
Equities	97,804	142,553	828,498
Other securities	86,206	50,477	730,254

	¥366,469	¥429,587	$3,104,358

Notes:	1.	Investments in subsidiaries and affiliates included in “Equities” as of March 31, 2007 and 2006 are ¥23,809 million ($201,693 thousand) and ¥7,612 million, respectively.
	2.	Contingent liabilities for guarantees on corporate bonds, included in securities, which were issued by private placement (Article 2 Paragraph 3 of the Securities and Exchange Law) amounted to ¥130 million ($1,101 thousand) as of March 31, 2007.
	3.	There are no securities repledged as of March 31, 2007 and 2006 respectively, although securities accepted under repurchase agreements can be sold or repledged, securities neither sold nor repledged are ¥223, 829 million ($1,896,058 thousand) and ¥150,003 million, respectively.

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the non-consolidated balance sheets as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Loans to Bankrupt Debtors	¥7,562	¥4,313	$64,064
Delinquent Loans	64,065	111,720	542,696
Loans Past Due Three Months or More	28	—	237
Restructured Loans	73,624	89,301	623,672

	¥145,280	¥205,335	$1,230,669

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulty.
	4.	"Loans Past Due Three Months or More" are loans whose principal or interest payment is three months or more past due, and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	"Restructured loans" are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, necessary funds up to the pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2007 and 2006 are ¥331,113 million ($2,804,862 thousand), including ¥97,695 million ($827,578 thousand) being financed within one year and ¥214,022 million, including ¥53,636 million being financed within one year, respectively.

5. Other Assets

Other Assets as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Prepaid Expenses	¥92	¥99	$781
Accrued Income	48,610	52,155	411,777
Derivatives	3,316	3,083	28,095
Deferred Hedge Losses	—	146,698	—
Guarantee Deposits	382	380	3,242
Other	1,338	1,127	11,339

	¥53,740	¥203,545	$455,234

Notes:	1.	Deferred Hedge Losses are net unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥10,138 million and ¥156,837 million as of March 31, 2006, respectively.
	2.	From the year ended March 31, 2007, Deferred Hedge Losses are reclassified to “Net Assets”.
	3.	From the year ended March 31, 2007, Guarantee Deposits are reclassified from “Premises and Equipment” to “Other Assets”. Guarantee Deposits as of March 31, 2006 is presented using the new presentation standard, retrospectively.

6. Fixed Assets

Tangible Fixed Assets and Intangible Fixed Assets as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Tangible Fixed Assets
Land	¥20,386	¥20,386	$172,695
Buildings	33,809	33,802	286,400
Equipment	1,915	1,970	16,223
Construction in Progress	—	—	—

	¥56,111	¥56,159	$475,318
Less- Accumulated Depreciation	(20,347)	(19,997)	(172,363)

Net Book Value	¥35,763	¥36,161	$302,955

Intangible Fixed Assets
Other	11	11	96

	¥11	¥11	$96
Less - Accumulated Amortization	(10)	(10)	(90)

Net Book Value	¥0	¥1	$6

Notes:	From the year ended March 31, 2007, Premises and Equipment are reclassified to Tangible and Intangible Fixed Assets. Tangible Assets and Intangible Fixed Assets as of March 31, 2006 are presented using the new presentation standard, retrospectively.

7. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
General Allowance for Loan Losses	¥97,049	¥120,170	$822,107
Specific Allowance for Loan Losses	49,692	79,532	420,943

	¥146,742	¥199,702	$1,243,050

8. Other Liabilities

Other Liabilities as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Accrued Expenses	¥33,346	¥33,042	$282,482
Unearned Income	17,913	19,008	151,747
Deposits from Employees	153	150	1,300
Derivatives	133,847	156,590	1,133,820
Other	6,421	2,253	54,397

	¥191,683	¥211,045	$1,623,746

9. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Guarantees	¥334,965	¥161,567	$2,837,486

	¥334,965	¥161,567	$2,837,486

10. Assets Pledged as Collateral

Securities pledged as collateral in Real Time Gross Settlement for bank deposits at the Bank of Japan are ¥ 120,705 million ($1,022,494 thousand) as of March 31, 2007 and ¥119,652 million as of March 31, 2006, respectively.

11. Retained Earnings

A portion of net earnings calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to provision of Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law. Unappropriated Accumulated deficit, losses carryforwards to the following fiscal years, are the amounts which are not appropriated under the DBJ Law for each fiscal year.

12. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Commissions	¥3,405	¥2,430	$28,849

	¥3,405	¥2,430	$28,849

13. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Foreign Exchange Gains	¥—	¥4	$—

	¥—	¥4	$—

14. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Reversal of Allowance for Loan Losses	¥47,017	¥17,699	$398,283
Reversal of Allowance for Investment Losses	330	—	2,801
Gains on Sales of Equities and Other Securities	776	2,718	6,576
Gains on Money Held in Trust	1,350	966	11,437
Other	10,515	11,892	89,078

	¥59,989	¥33,277	$508,175

15. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Wire Transfer Service Charges	¥5	¥5	$49
Commissions	59	49	505

	¥65	¥54	$554

16. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Foreign Exchange Losses	¥116	¥3	$983
Bonds and Notes Issuance Costs	1,521	777	12,887
Losses on derivative instruments	30	687	261
Other	356	268	3,024

	¥2,025	¥1,737	$17,155

17. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2007	2006	2007
Provision for Investment Losses	¥—	¥10,710	$—
Write-off of Loans	2,982	5,350	25,263
Losses on Sales of Equities and Other Securities	1	—	9
Write-off of Equities	47,713	1,568	404,179
Losses on Money Held in Trust	0	0	8
Other	9,235	2,127	78,236

	¥59,933	¥19,758	$507,695

18. Losses on Impairment of Fixed Assets

Losses on Impairment of Fixed Assets for the fiscal years ended March 31, 2007 and 2006 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Losses on Impairment of Fixed Assets	¥—	¥337	$—

	¥—	¥337	$—

The differences between the recoverable amount and the book value of the following assets were recognized as Losses on Impairment of Fixed Assets in the fiscal year ended March 31, 2006

Principal purpose of use	Type	Area	Losses (Millions of yen)
Idle assets	Land and premises, etc.	Nagano prefecture	4
		Kanagawa prefecture	332

DBJ recognize Losses on Impairment of Fixed Assets for idle assets. For the purpose of identifying impaired assets in such cases, the individual asset is assessed as a unit. The recoverable amount is calculated based on net realizable value. Net realizable value is calculated based on the appraisal value less estimated cost of disposal.

19. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is substantially transferred to the lessee)

	Millions of yen
	2007			2006
At March 31	Equipment	Other	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥716	¥273	¥990	¥765	¥273	¥1,039
Less- Accumulated Depreciation Equivalents	(427)	(149)	(576)	(361)	(126)	(487)

Book Value Equivalents	¥289	¥124	¥413	¥404	¥147	¥551

	Thousands of U.S. dollars
	2007
At March 31	Equipment	Other	Total
Acquisition Cost Equivalents	$6,071	$2,316	$8,387
Less- Accumulated Depreciation Equivalents	(3,622)	(1,264)	(4,886)

Book Value Equivalents	$2,449	$1,052	$3,501

Future lease payments subsequent to the end of the fiscal year for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
At March 31	2007	2006	2007
Due in One Year or Less	¥212	¥224	$1,803
Due after One Year	206	332	1,751

	¥419	¥557	$3,554

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31, 2007 amount to ¥243 million ($2,061 thousand), ¥235 million ($1,992 thousand) and ¥8 million ($69 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2006 are ¥303 million, ¥293 million and ¥10 million, respectively.

Notes:	1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.
	2.	Interest expenses are defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the effective interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2007 and 2006.

20. Market Value of Securities

Market value of Securities, excluding investments in subsidiaries and affiliates, are reported in the notes to consolidated financial statements. DBJ holds no investments in subsidiaries with market value as of March 31, 2007 and 2006.